Exhibit 99 (a)

BOK Financial Reports Quarterly Earnings of $85 Million
Board Approves Dividend Increase

TULSA, Okla. (Wednesday October 26, 2011) – BOK Financial Corporation reported quarterly net income of $85.1 million or $1.24 per diluted share for the third quarter of 2011, up from $69.0 million or $1.00 per diluted share for the second quarter of 2011 and $64.3 million or $0.94 per diluted share for the third quarter of 2010.  Net income for the nine months ended September 30, 2011 totaled $218.9 million or $3.19 per diluted share compared to $187.9 million or $2.75 per diluted share for the nine months ended September 30, 2010.

“BOK Financial is pleased to announce another outstanding quarter underscored by commercial loan growth and strong fees and commissions revenue,” said President and CEO Stan Lybarger.  “The Company’s performance and capital position allows us to increase our quarterly cash dividend for the second time this year.  Net interest revenue increased modestly over the previous quarter despite falling market interest rates and we continue to benefit from diversified sources of non-interest income.  Mortgage banking revenue grew in response to continued low interest rates and brokerage and trading revenue benefitted from increased market volatility.  Commercial loan growth gained momentum in most of our markets.”

Highlights of third quarter of 2011 included:

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Fees and commissions revenue grew to $146.0 million for the third quarter of 2011, compared to $127.8 million for the second quarter of 2011.  Mortgage banking revenue increased $10.1 million and brokerage and trading revenue increased $5.7 million.

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Operating expenses, excluding changes in the fair value of mortgage servicing rights, totaled $196.1 million, up $6.4 million over the prior quarter.  The Company accrued $5.0 million for exposure to on-going litigation and made a $4.0 million discretionary contribution to the BOKF Charitable Foundation during the third quarter.

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No provision for credit losses was recorded in the third quarter of 2011, compared to a provision for credit losses of $2.7 million for the second quarter of 2011.  Net loans charged off totaled $10.2 million or 0.37% of average loans on an annualized basis for the third quarter of 2011 compared to $8.5 million or 0.32% on an annualized basis for the previous quarter.

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The combined allowance for credit losses totaled $287 million or 2.58% of outstanding loans at September 30, 2011 compared to $297 million or 2.77% of outstanding loans at June 30, 2011.  Nonperforming assets totaled $388 million or 3.45% of outstanding loans and repossessed assets at September 30, 2011 and $351 million or 3.23% of outstanding loans and repossessed assets at June 30, 2011.

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Outstanding loan balances were $11.1 billion at September 30, 2011 compared to $10.7 billion at June 30, 2011.  Commercial loan balances continued to grow in the third quarter of 2011, increasing $297 million over June 30, 2011.  Commercial real estate loans increased $76 million and residential mortgage loans increased $44 million.  Consumer loans decreased $30 million.

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Period end deposits totaled $18.4 billion at September 30, 2011 compared to $17.6 billion at June 30, 2011.  Demand deposit accounts increased $688 million and interest-bearing transaction accounts increased $240 million.  Time deposits decreased $80 million.

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Tangible common equity ratio was 9.65% at September 30, 2011 and 9.71% at June 30, 2011.  The tangible common equity ratio is a non-GAAP measure of capital strength used by the Company and investors based on shareholders’ equity minus intangible assets and equity that does not benefit common shareholders.  The Company and its subsidiary bank continue to exceed the regulatory definition of well capitalized.  The Company’s Tier 1 capital ratios, as defined by banking regulations, were 13.14% at September 30, 2011 and 13.30% at June 30, 2011.

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The Company paid a cash dividend of $19 million or $0.275 per common share during the third quarter of 2011.  On October 25, 2011, the board of directors approved an increase in the quarterly cash dividend to $0.33 per common share payable on or about November 30, 2011 to shareholders of record as of November 16, 2011.

Net Interest Revenue

Net interest revenue increased $1.4 million over the second quarter of 2011.  Average earning assets increased $393 million.  Net interest margin decreased 6 basis points from the prior quarter to 3.34%.

Average outstanding loans increased $192 million due primarily to a $183 million increase in average commercial loan balances.   The average balance of the available for sale securities portfolio increased $113 million and the average balance of the mortgage trading securities held as an economic hedge of mortgage servicing rights increased $77 million.

Average interest-bearing deposits increased $116 million over the previous quarter.  Interest-bearing transaction account balances increased $126 million, partially offset by a $14 million decrease in average time deposit account balances.  Average demand deposits increased $533 million.  Average balances of borrowed funds decreased $110 million compared to the previous quarter.

The yield on average earning assets decreased 10 basis points compared to the preceding quarter primarily due to lower interest rates.  The available for sale securities portfolio yield decreased 21 basis points to 2.83%.  Historically low residential mortgage rates in the third quarter of 2011 increased actual and projected prepayment speeds.  Increased prepayment speeds reduced available for sale portfolio yields through accelerated premium amortization and lower reinvestment rates.  The loan portfolio yield increased 2 basis points to 4.71%.  The cost of interest-bearing liabilities decreased 5 basis points from the previous quarter to 0.76%.

Fees and Commissions Revenue

Fees and commissions revenue increased $18.2 million to $146.0 million for the third quarter of 2011.  Mortgage banking revenue increased $10.1 million and brokerage and trading revenue increased $5.7 million.

Mortgage banking revenue grew on increased mortgage loan origination volume.  Mortgage loan production revenue increased $10.3 million over the previous quarter.  Residential mortgage loans funded for sale increased to $637 million in the third quarter of 2011 from $484 million in the second quarter of 2011.  Refinanced mortgage loans increased to 54% of loans originated in the third quarter from 36% of loans originated in the second quarter.  Loans originated for home purchases were slightly lower.

Brokerage and trading revenue increased primarily due to higher transaction volume as a result of increased market volatility. Revenue from sales of securities to customers was up $2.4 million.  Lower interest rates also increased revenue from to-be announced securities sold to mortgage-banking customers by $1.8 million over the previous quarter.

“While we are pleased with growth in fees and commissions revenue, we expect interchange fee regulations which became effective October 1 to reduce annual revenue by $20 million to $25 million,” said Lybarger.  “We continue to seek the appropriate balance between providing value-added services and charging reasonable fees.”

Operating Expenses

Total operating expenses were $220.9 million for the third quarter of 2011 and $203.2 million for the second quarter of 2011.  Excluding changes in the fair value of mortgage servicing rights, operating expenses totaled $196.1 million, up $6.4 million over the second quarter of 2011.

Personnel costs decreased $2.3 million compared to the prior quarter.  Deferred compensation expense decreased $3.9 million in response to the market performance of BOK Financial stock and other investments. Cash-based incentive compensation increased $2.7 million.  In addition, seasonal changes reduced payroll taxes $1.4 million.

Non-personnel expenses increased $8.7 million over the second quarter of 2011.  During the third quarter of 2011, the Company made a discretionary $4 million contribution to the BOKF Charitable Foundation.  The BOKF Foundation partners with charitable organizations to support needs within our communities.  The Company also accrued $5 million for exposure to on-going litigation.  FDIC insurance expense decreased $2.5 million due to the change to a risk-sensitive assessment based on assets rather than deposits.

Credit Quality

Nonperforming assets increased $36 million during the third quarter to $388 million or 3.45% of outstanding and repossessed assets at September 30, 2011.  Nonaccruing loans increased $29 million due largely to a single commercial credit identified as nonaccruing during the quarter. Renegotiated residential mortgage loans guaranteed by U.S. government agencies increased $8 million.

Nonaccruing loans totaled $229 million or 2.06% of outstanding loans at September 30, 2011 and $200 million or 1.86% of outstanding loans at June 30, 2011.  During the third quarter of 2011, $62 million of new nonaccruing loans were identified offset by $10 million in payments received, $14 million in charge-offs and $7.4 million in foreclosures and repossessions.

Nonaccruing commercial loans totaled $84 million or 1.29% of total commercial loans at September 30, 2011, up $30 million since June 30, 2011.  The increase in nonaccruing commercial loans included $24 million from a single credit in the manufacturing sector of the loan portfolio.  Nonaccruing manufacturing sector loans totaled $28 million or 7.47% of total manufacturing sector loans, nonaccruing wholesale/retail sector loans totaled $27 million or 2.64% of total wholesale/retail sector loans and nonaccruing services sector loans totaled $18 million or 0.98% of total services sector loans.

Nonaccruing commercial real estate loans totaled $110 million or 4.87% of outstanding commercial real estate loans at September 30, 2011, largely unchanged from June 30, 2011.  Nonaccruing commercial real estate loans continued to be largely concentrated in land development and residential construction loans with $72 million or 20% of all land development and construction loans nonaccruing at September 30, 2011. Approximately $24 million or 35% of total commercial real estate loans in Colorado and $15 million or 53% of total commercial real estate loans in Arizona are nonaccruing.  Newly identified nonaccruing commercial real estate loans totaled $8.0 million, offset by $5.6 million of cash payments received, $2.3 million of charge-offs and $1.4 million of foreclosures.

Nonaccruing residential mortgage loans totaled $32 million or 1.66% of outstanding residential mortgage loans, unchanged from June 30, 2011. Principally all non-guaranteed residential mortgage loans past due 90 days or more are nonaccruing.  Residential mortgage loans past due 30 to 89 days and still accruing interest, excluding loans guaranteed by U.S. government agencies, totaled $24 million at September 30, 2011 and $21 million at June 30, 2011.

The combined allowance for credit losses totaled $287 million or 2.58% of outstanding loans and 125.16% of nonaccruing loans at September 30, 2011.  The allowance for loan losses was $271 million and the allowance for off-balance sheet credit losses was $16 million.  Over the most recent five quarters, the general trend of net charge-offs has stabilized from their elevated levels.  Net losses charged against the allowance for loan loss totaled $10.2 million or 0.37% on an annualized basis for the third quarter of 2011 compared to $8.5 million or 0.32% on an annualized basis for the second quarter 2011.  Considering all credit factors, no provision for credit losses was necessary in the third quarter of 2011 to sustain an appropriate allowance for credit losses at September 30, 2011.

Real estate and other repossessed assets totaled $128 million at September 30, 2011 primarily consisting of $66 million of 1-4 family residential properties and residential land development properties, $39 million of developed commercial real estate properties and $19 million of undeveloped land.  The distribution of real estate owned and other repossessed assets among various markets included $37 million attributed to Arizona, $31 million attributed to Texas, $14 million attributed to New Mexico, $14 million attributed to Oklahoma and $12 million attributed to Colorado.  Real estate and other repossessed assets decreased by $1.1 million during the third quarter due to $24 million of additions, including $16 million of 1-4 family residential properties guaranteed by U.S. government agencies, offset by $23 million in sales and $1.4 million in write-downs and net losses.

The Company also has off-balance sheet credit risk related to residential mortgage loans sold to U.S. government agencies with full recourse prior to 2008 under various community development programs.  These mortgage loans were underwritten to standards approved by the agencies, including full documentation and originated under programs available only for owner-occupied properties.  The Company no longer sells residential mortgage loans with recourse other than obligations under standard representations and warranties.  The recourse obligation relates to the loan performance for the life of the loan.  The Company is obligated to repurchase these loans at the time of foreclosure for the unpaid principal balance plus unpaid interest.  The outstanding principal balance of these loans decreased to $262 million at September 30, 2011 from $274 million at June 30, 2011.  The loans are primarily to borrowers in our market areas, including $185 million in Oklahoma, $26 million in Arkansas, $16 million in New Mexico, $14 million in Kansas/Missouri and $12 million in Texas.  At September 30, 2011, approximately 6% of these loans are nonperforming and 5% were past due 30 to 89 days.  A separate accrual for credit risk of $19 million is available to absorb losses on these loans.

Securities and Derivatives

The fair value of the available for sale securities portfolio totaled $9.6 billion at September 30, 2011, down $53 million from June 30, 2011.  The available for sale portfolio consisted primarily of residential mortgage-backed securities, including $9.0 billion fully backed by U.S. government agencies and $457 million privately issued by publicly owned financial institutions.  Privately issued mortgage-backed securities included $309 million backed by Jumbo-A residential mortgage loans and $148 million backed by Alt-A residential mortgage loans.

Net unrealized gains on available for sale securities totaled $279 million at September 30, 2011 and $263 million at June 30, 2011.  Net unrealized gains on residential mortgage-backed securities issued by U.S. government agencies increased $29 million to $334 million at September 30, 2011.  Net unrealized losses on privately-issued residential mortgage-backed securities totaled $67 million at September 30, 2011 and $68 million at June 30, 2011.  Net unrealized gains on equity securities and mutual funds totaled $9.8 million compared to $22 million at June 30, 2011.

The amortized cost of privately issued residential mortgage-backed securities totaled $525 million at September 30, 2011, down $57 million since June 30, 2011.  Approximately $481 million of the privately issued residential mortgage-backed securities were rated below investment grade by at least one nationally-recognized rating agency.  Cash received during the third quarter reduced the amortized cost of privately issued residential mortgage-backed securities rated below investment grade by $46 million. Amortized cost of these securities was also reduced by $11.3 million for credit-related impairment charges due to additional expected home price depreciation.  Net unrealized losses on privately-issued residential mortgage-backed securities rated below investment grade totaled $64 million at September 30, 2011.  Net unrealized losses on these same below investment grade securities were $66 million at June 30, 2011.

The Company recognized $16.7 million of net gains on sales of $612 million of available for sale securities in the third quarter of 2011 and $5.5 million of net gains on sales of $654 million of available for sale securities in the second quarter of 2011.  Securities were sold either to mitigate extension exposure from rising interest rates or because they had reached their expected maximum potential total return.

The Company also maintains a portfolio of residential mortgage-backed securities issued by U.S. government agencies and interest rate derivative contracts designated as an economic hedge of the changes in the fair value of our mortgage servicing rights.  Benchmark mortgage interest rates decreased during the third quarter 2011, causing prepayment speeds to increase and the value of our mortgage servicing rights to decrease by $24.8 million.  This decrease was largely offset by a gain of $21.8 million on securities and interest rate derivative contracts held as an economic hedge.

Loans, Deposits and Capital

Loans

Outstanding loans at September 30, 2011 were $11.1 billion, up $387 million over June 30, 2011.  Growth in commercial, commercial real estate and residential mortgage loans was partially offset by a decrease in consumer loans.

Outstanding commercial loan balances continued to grow in most geographic regions, increasing $297 million over June 30, 2011.  Commercial loan growth was notably strong in the Oklahoma and Texas markets.  Commercial loans increased $213 million in Oklahoma and $65 million in Texas.  Loans in the services sector of the portfolio increased $144 million.  The services sector generally consists of smaller-balance commercial loans to a variety of businesses, including community foundations and gaming.  Energy sector loans increased $115 million primarily due to increases in the Texas and Oklahoma markets, partially offset by a decrease in the Colorado market.  Unfunded energy loan commitments increased $113 million during the third quarter to $2.2 billion.  All other unfunded commercial loan commitments totaled $2.8 billion at September 30, 2011.

Commercial real estate loans increased $76 million during the third quarter of 2011.  Outstanding balances were up in most geographic regions.  Loans secured by industrial facilities increased $63 million and loan secured by multi-family residential properties increased $52 million.  Loans secured by office properties decreased $57 million.  Construction and land development loan balances continued to decline, down $12 million, primarily in the Colorado and Texas markets.  Unfunded commercial real estate loan commitments increased $46 million during the third quarter to $354 million.

Residential mortgage loans increased $44 million over June 30, 2011 primarily due to a $38 million increase in loans guaranteed by U.S. government agencies.  This increase consists of loans previously sold into Government National Mortgage Association mortgage pools that we have either repurchased or that are eligible to be repurchased by the Company.

Consumer loans decreased $30 million from June 30, 2011 primarily due to continued runoff of indirect automobile loans related to the previously announced decision to curtail that business in favor of a customer-focused direct approach to consumer lending.  Approximately $130 million of indirect automobile loans remain outstanding at September 30, 2011.

Deposits

Total deposits increased $853 million over June 30, 2011 to $18.4 billion at September 30, 2011.  Demand deposit balances increased $688 million and interest-bearing transaction account balances increased $240 million.  Time deposits decreased $80 million.  Among the lines of business, commercial deposits increased $382 million, wealth management deposits increased $325 million and consumer deposits increased $129 million.  The increase in commercial deposit balances was largely driven by commercial and industrial and energy customers.

Capital

The Company and its subsidiary bank exceeded the regulatory definition of well capitalized at September 30, 2011.  The Company’s Tier 1 and total capital ratios were 13.14% and 16.54%, respectively at September 30, 2011.  Tier 1 and total capital ratios were 13.30% and 16.80%, respectively, at June 30, 2011.  In addition the Company’s tangible common equity ratio, a non-GAAP measure, was 9.65% at September 30, 2011 and 9.71% at June 30, 2011.  Unrealized securities gains added 59 basis points to the tangible common equity ratio at September 30, 2011. The Company repurchased 492,444 common shares at an average price of $46.43 per share during the third quarter through a previously-announced share repurchase program.

About BOK Financial Corporation

BOK Financial is a regional financial services company that provides commercial and consumer banking, investment and trust services, mortgage origination and servicing, and an electronic funds transfer network.  Holdings include BOKF, NA, BOSC, Inc., Cavanal Hill Investment Management, Inc., and Southwest Trust Company, N.A.  Operating divisions of BOKF, NA include Bank of Albuquerque, Bank of Arizona, Bank of Arkansas, Bank of Oklahoma, Bank of Texas, Colorado State Bank and Trust, Bank of Kansas City and the TransFund electronic funds network.  Shares of BOK Financial are traded on the NASDAQ under the symbol BOKF. For more information, visit www.bokf.com.

The Company will continue to evaluate critical assumptions and estimates, such as the adequacy of the allowance for credit losses and asset impairment as of September 30, 2011 through the date its financial statements are filed with the Securities and Exchange Commission and will adjust amounts reported if necessary.

This news release contains forward-looking statements that are based on management’s beliefs, assumptions, current expectations, estimates and projections about BOK Financial, the financial services industry and the economy generally.  Words such as “anticipates,” “believes,” “estimates,” “expects,”  “forecasts,” “plans,” “projects,” variations of such words and similar expressions are intended to identify such forward-looking statements.  Management judgments relating to and discussion of the provision and allowance for credit losses involve judgments as to future events and are inherently forward-looking statements.  Assessments that BOK Financial’s acquisitions and other growth endeavors will be profitable are necessary statements of belief as to the outcome of future events based in part on information provided by others which BOK Financial has not independently verified.  These statements are not guarantees of future performance and involve certain risks, uncertainties, and assumptions which are difficult to predict with regard to timing, extent, likelihood and degree of occurrence.  Therefore, actual results and outcomes may materially differ from what is expected, implied or forecasted in such forward-looking statements.  Internal and external factors that might cause such a difference include, but are not limited to (1) the ability to fully realize expected cost savings from mergers within the expected time frames, (2) the ability of other companies on which BOK Financial relies to provide goods and services in a timely and accurate manner, (3) changes in interest rates and interest rate relationships, (4) demand for products and services, (5) the degree of competition by traditional and nontraditional competitors, (6) changes in banking regulations, tax laws, prices, levies and assessments, (7) the impact of technological advances and (8) trends in consumer behavior as well as their ability to repay loans.  BOK Financial and its affiliates undertake no obligation to update, amend or clarify forward-looking statements, whether as a result of new information, future events, or otherwise.